                                                                     EXHIBIT 3.5

       FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

         JULY 25, 1997

           C7046-97
Dean Heller, Secretary of State

                               ARTICLES OF MERGER
                                       OF
                          VINLAND PROPERTY CORPORATION
                            a California corporation

                                      INTO

                        TARRAGON REALTY INVESTORS, INC.
                              a Nevada corporation

       Tarragon Realty Investors, Inc, a Nevada corporation ("TRII Nevada"), hereby certifies as follows:

       1. Vinland Property Corporation ("Vinland California") was incorporated on July 22, 1997 under the laws of the State of California.

       2. TRII Nevada was incorporated on April 2, 1997 under the laws of the State of Nevada.

       3.     The name of the surviving corporation is Tarragon Realty
Investors, Inc.

       4. An Agreement and Plan of Merger (the "Plan") between TRII Nevada and Vinland California has been approved, adopted, certified, executed and acknowledged by the vote of the Board of Directors of both TRII Nevada and Vinland California in accordance with the requirements of Section 78.451 of the Nevada Revised Statutes.

       5. The Plan was approved by the unanimous written consent of the sole stockholder of TRII Nevada pursuant to Section 78.453 of the Nevada Revised Statutes.

       6. The Plan was submitted to the shareholders of Vinland California by its board of directors. There were 1,334,750 shares of common stock outstanding and entitled to one vote each with respect to the Plan. There were 794,664 votes cast for the Plan and 42,399 votes cast against the Plan. The number of votes cast for the Plan was sufficient for approval of the Plan by the stockholders pursuant to Section 78.453 of the Nevada Revised Statutes.

       7. The Articles of Incorporation of TRII Nevada shall be the articles of incorporation of the surviving corporation.

       8. The effective date of the merger shall be the date when the Secretary of State of the State of Nevada shall have issued a Certificate of Merger or other similar document relating to such merger.

       9. The complete and executed Agreement and Plan of Merger is on file at the principal place of business of TRII Nevada,




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the address of which is 3100 Monticello Avenue, Suite 200, Dallas, Texas 75205.

       10. A copy of the Plan will be furnished by TRII Nevada on request and without cost to any stockholder of any corporation that is a party to the merger.

       DATED as of July 24, 1997.

                                           TARRAGON REALTY INVESTORS, INC.


                                           By:    /s/ WILLIAM S. FRIEDMAN
                                                  ------------------------------
                                                  William S. Friedman, President


                                           TARRAGON REALTY INVESTORS, INC.


                                           By:    /s/ LAWRENCE S. HARTMAN
                                                  ------------------------------
                                                  Lawrence S. Hartman, Secretary
STATE OF NEW YORK           )
                            )
COUNTY OF NEW YORK          )

       This instrument was acknowledged before me on the 24th day of August, 1997 by William S. Friedman, President of Tarragon Realty Investors, Inc.


                            /s/ ALYSSA J. BASSETT
                            ---------------------------------------------------
                            Notary Public in and for said County and State



STATE OF NEW YORK           )                     AYLSSA J. BASSETT
                            )              NOTARY PUBLIC STATE OF NEW YORK
COUNTY OF NEW YORK          )                      NO.  4980637
                                            QUALIFIED IN NEW YORK COUNTY
                                       COMMISSION EXPIRES APRIL 22, 1999

       This instrument was acknowledged before me on the 24th day of August, 1997 by Lawrence S. Hartman, Secretary of Tarragon Realty Investors, Inc.


                            /s/ ALYSSA J. BASSETT
                            ---------------------------------------------------
                            Notary Public in and for said County and State



                                                  AYLSSA J. BASSETT
                                           NOTARY PUBLIC STATE OF NEW YORK
                                                   NO.  4980637
                                            QUALIFIED IN NEW YORK COUNTY
                                       COMMISSION EXPIRES APRIL 22, 1999



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

                                                        STATE OF NEVADA
                                                       SECRETARY OF STATE

                                                  I hereby certify that this
                                                  is a true and complete copy
                                                  of the document as filed in
                                                  this office.

                                                           July 28, 1997

                                                          /s/ DEAN HELLER
                                                          --------------------
                                                            DEAN HELLER
                                                         SECRETARY OF STATE

                                                  BY: /s/ MARY M. REGAN
                                                      ------------------------





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                        [HILL & METZGER PLLC LETTERHEAD]




                                August 18, 1997


The Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re: Tarragon Realty Investors, Inc. (Commission File No. 0-8003) CIK 0001038217 - Form 8-K Current Report for events first occurring on July 10, 1997

Gentlemen:

        On behalf of Tarragon Realty Investors, Inc., a Nevada corporation (the "Company") which is the ultimate successor-in-interest to Vinland Property Trust, we are delivering under the EDGAR system for filing a Form 8-K Current Report for events first occurring on July 10, 1997, including exhibits or other papers filed as a part thereof. The Form 8-K Report covers events under Item 5.

        If you would like to discuss any matter concerning this filing, please contact the undersigned at (214) 523-3768.

                                        Very truly yours,



                                        Steve C. Metzger

SCM/Wp1
Enclosures

cc:     The NASDAQ Stock Market, Inc.
        80 Merrit Boulevard
        Trumbull, Connecticut 06611
        Attn:  O'Neil Blake

        The NASDAQ Stock Market, Inc.
        1735 K Street, N.W.
        Washington, D.C.  20006-1500

        Tarragon Realty Investors, Inc.
        3100 Monticello Avenue, Suite 200
        Dallas, Texas  75205
        Attn:  Robert Irvine
        Executive Vice President and
         Chief Financial Officer
        Mr. Erin Davis
        Vice President and Chief Accounting Officer
        William S. Friedman, President